SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2002

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California	0-11350	22-3059110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, 39th Floor, Los Angeles, California	90067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (310) 788-1999

(Former name or former address, if changed since last report.)

     Not applicable.

Item 7. Financial Statements and Exhibits
EXHIBIT 1.1
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 5.1

Item 7. Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement, dated February 14, 2002, between the Registrant and Deutsche Banc Alex. Brown Inc., Lehman Brothers, Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Tokyo-Mitsubishi International plc., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and SG Cowen Securities Corporation, relating to the Registrant’s 5-3/4% Notes due February 15, 2007 (the “Notes”).
4.1	Officers’ Certificate (without exhibits), dated February 20, 2002, establishing the terms of the Notes.
4.2	Form of certificate for the Notes.
5.1	Opinion of O’Melveny & Myers LLP regarding the legality of the Notes.
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto).

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Alan H. Lund

By:	Alan H. Lund Vice Chairman and Chief Financial Officer

DATED: February 20, 2002